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                                                                    EXHIBIT 3.02

                         AMENDED AND RESTATED BYLAWS OF

                                INGRAM MICRO INC.


                                    * * * * *


                                    ARTICLE I

                                     OFFICES

               SECTION 1. REGISTERED OFFICE. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

               SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

               SECTION 3. BOOKS. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

               SECTION 1. TIME AND PLACE OF MEETINGS. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the chief executive officer in the absence of a designation by the Board of Directors).

               SECTION 2. ANNUAL MEETINGS. Annual meetings of stockholders, commencing with the year 1997, shall be held to elect the Board of Directors and transact such other business as may properly be brought before the meeting.

               SECTION 3. SPECIAL MEETINGS. Special meetings of stockholders may be called by the Board of Directors or the chairman of the Board of Directors and shall be called by the secretary at the request in writing of stockholders having at least ten percent of the outstanding voting power of the Corporation. Such request shall state the purpose or purposes of the proposed meeting.

               SECTION 4. NOTICE OF MEETINGS AND ADJOURNED MEETINGS; WAIVERS OF NOTICE. (a) Whenever stockholders are required or permitted to take any action at a meeting, a



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written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("DELAWARE LAW"), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Unless these Bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided that if the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

               (b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

               SECTION 5. QUORUM. Unless otherwise provided under the certificate of incorporation or these Bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, shall constitute a quorum for the transaction of business at any meeting of the stockholders; provided that in the case of any vote to be taken by classes, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class shall constitute a quorum for the transaction of business by such class.

               SECTION 6. VOTING. (a) Unless otherwise provided by Delaware Law or by the certificate of incorporation, each stockholder of record of any class or series of capital stock of the Corporation shall be entitled to such number of votes for each share of such stock as may be fixed in the certificate of incorporation or in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock.

               (b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

               (c) Unless otherwise provided by Delaware Law, the certificate of incorporation or these Bylaws, the affirmative vote of shares of capital stock of the Corporation representing a majority of the outstanding voting power of the Corporation present, in person or by proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders.

               SECTION 7. ACTION BY CONSENT. (a) Unless otherwise provided in the certificate of incorporation, any action required to be taken at any special meeting of stockholders,



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or any action which may be taken at any special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

               (b) Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation in the manner required by this Section 7 of Article II and Delaware Law, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

               SECTION 8. ORGANIZATION. At each meeting of stockholders, the chairman of the Board of Directors, if one shall have been elected, (or in his absence or if one shall not have been elected, the chief executive officer) shall act as chairman of the meeting. The secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

               SECTION 9. ORDER OF BUSINESS. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.


                                   ARTICLE III

                                    DIRECTORS

               SECTION 1. GENERAL POWERS. Except as otherwise provided in Delaware Law or the certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Each member of the Board of Directors, and all committees of the Board of Directors, shall have at all times full access to the books and records of the Corporation and all minutes of stockholder, Board of Directors and committee meetings, proceedings and actions. Each member of the Board of Directors shall have the right to add items to any agenda for a meeting of the Board of Directors.

               SECTION 2. NUMBER, ELECTION AND TERM OF OFFICE. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors but shall in no event be less than seven nor more than nine; provided, however, that once the Board of Directors is expanded to eight directors, it shall not be



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contracted to a smaller size. At a time when seven or eight directors comprise the Board of Directors, the Board of Directors may be expanded up to nine members by the affirmative vote of a majority of the seven or eight directors, as the case may be. Such eighth or ninth director shall be Independent, as provided in Section 3(a)(iii) of this Article III and shall be nominated by a majority of the Nominating Committee. After the initial qualification and election of such eighth or ninth director as set forth in this Section 2 of
Article III, any vacancy created by the death, disability, resignation or removal of such director shall be filled pursuant to Section 13 of this Article
III. The directors shall be elected at the annual meeting of the stockholders, except as provided in this Section 2 or Section 13 of this Article III, and each director so elected (including any such director elected pursuant to Section 13 of this Article III) shall hold office for a term commencing with the election of such director and ending at such time after the next annual meeting of stockholders as such director's successor is elected and qualified or until such director's earlier death, disability, resignation or removal in accordance with these Bylaws or as provided under Delaware Law.

               SECTION 3. QUALIFICATIONS. (a) Directors shall possess the following qualifications: (i) three individuals who are designated by the Family Stockholders, as hereinafter defined, and who need not be Independent, as hereinafter defined, and may be Family Stockholders (the "FAMILY DIRECTORS");
(ii) one individual who is designated by the chief executive officer of the Corporation, who need not be Independent and who may be the chief executive officer of the Corporation (the "MANAGEMENT DIRECTOR"); and (iii) three (in the case of a Board of Directors consisting of seven directors), four (in the case of a Board of Directors consisting of eight directors) or five (in the case of a Board of Directors consisting of nine directors) individuals, as the case may be from time to time, who shall be Independent (the "INDEPENDENT DIRECTORS"). Directors need not be stockholders.

        (b)(i) As used in these Bylaws, "INDEPENDENT" means an individual other than an executive officer or other employee of the Corporation or Martha R. Ingram, her descendants (including adopted persons and their descendants) and their respective spouses.

        (ii) As used in these Bylaws, "FAMILY STOCKHOLDERS" means the following and all of their Permitted Transferees (as hereinafter defined):

      - QTIP Marital Trust created under the E. Bronson Ingram Revocable Trust Agreement dated January 4, 1995

      -     Martha R. Ingram

      -     Orrin H. Ingram, II

      -     John R. Ingram

      -     David B. Ingram

      -     Robin B. Ingram Patton

      -     E. Bronson Ingram 1995 Charitable Remainder 5% Unitrust


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      -     E. Bronson Ingram 1994 Charitable Lead Annuity Trust

      -     Martha and Bronson Ingram Foundation

      - Trust for Orrin Henry Ingram, II, under Agreement with E. Bronson Ingram dated October 27, 1967

      - Trust for Orrin Henry Ingram, II, under Agreement with E. Bronson Ingram dated June 14, 1968

      - Trust for Orrin Henry Ingram, II, under Agreement with Hortense B. Ingram dated December 22, 1975

      -     The Orrin H. Ingram Irrevocable Trust dated July 9, 1992

      - Trust for the Benefit of Orrin H. Ingram established by Martha R. Rivers under Agreement of Trust originally dated April 30, 1982, as amended

      - Trust for John Rivers Ingram, under Agreement with E. Bronson Ingram dated October 27, 1967

      - Trust for John Rivers Ingram, under Agreement with E. Bronson Ingram dated June 14, 1968

      - Trust for John Rivers Ingram, under Agreement with Hortense B. Ingram dated December 22, 1975

      -     The John R. Ingram Irrevocable Trust dated July 9, 1992

      - Trust for the Benefit of John R. Ingram established by Martha R. Rivers under Agreement of Trust originally dated April 30, 1982, as amended

      -     The John and Stephanie Ingram Family 1996 Generation Skipping Trust

      - Trust for David B. Ingram, under Agreement with E. Bronson Ingram dated October 27, 1967

      - Trust for David B. Ingram, under Agreement with E. Bronson Ingram dated June 14, 1968

      - Trust for David B. Ingram, under Agreement with Hortense B. Ingram dated December 22, 1975

      -     The David B. Ingram Irrevocable Trust dated July 9, 1992

      - Trust for the Benefit of David B. Ingram established by Martha R. Rivers under Agreement of Trust originally dated April 30, 1982, as amended

      -     David and Sarah Ingram Family 1996 Generation Skipping Trust

      - Trust for Robin Bigelow Ingram, under Agreement with E. Bronson Ingram dated

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            October 27, 1967

      - Trust for Robin Bigelow Ingram, under Agreement with E. Bronson Ingram dated June 14, 1968

      - Trust for Robin Bigelow Ingram, under Agreement with Hortense B. Ingram dated December 22, 1975

      -     The Robin Ingram Patton Irrevocable Trust dated July 9, 1992

      - Trust for the Benefit of Robin B. Ingram established by Martha R. Rivers under Agreement of Trust originally dated April 30, 1982, as amended

        (iii) As used in these Bylaws, "PERMITTED TRANSFEREE" means, with respect to any Family Stockholder, including any Approving Family Stockholder, as hereinafter defined, any of the other Family Stockholders or any of their respective spouses, descendants (including adopted persons and their descendants), estates, affiliates or any trust or other entities for the benefit of any of the foregoing persons, and beneficiaries of the QTIP Marital Trust created under the E. Bronson Ingram Revocable Trust Agreement dated January 4, 1995 upon the death of Martha R. Ingram, whether the transfer occurs voluntarily during life or at death, whether by appointment, will or intestate descent or distribution. Without limiting the generality of the foregoing, transfers from the QTIP Marital Trust created under the E. Bronson Ingram Revocable Trust Agreement dated January 4, 1995 to the Martha and Bronson Ingram Foundation, the Ingram Charitable Fund or any of the other beneficiaries thereof shall be deemed to be transfers to Permitted Transferees.

               SECTION 4. QUORUM AND MANNER OF ACTING. (a) Unless the certificate of incorporation or these Bylaws require a greater number, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the entire Board of Directors shall be the act of the Board of Directors.

               (b) When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

               SECTION 5. TIME AND PLACE OF MEETINGS. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the chief executive officer in the absence of a determination by the Board of Directors).

               SECTION 6. ANNUAL MEETING. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at


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such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 8 of this Article III or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

               SECTION 7. REGULAR MEETINGS. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

               SECTION 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the chief executive officer and shall be called by the secretary on the written request of three directors. Notice of special meetings of the Board of Directors shall be given to each director at least three days before the date of the meeting in such manner as is determined by the Board of Directors.

               SECTION 9. COMMITTEES. (a) The Board of Directors shall have at least four committees with the designations, qualifications, powers and composition set forth in this Section 9 of Article III, which four committees shall be: (i) an Executive Committee, (ii) a Nominating Committee, (iii) a Human Resources Committee, and (iv) an Audit Committee. All committees of the Board of Directors shall act by a majority vote of the entire number of directors which constitute any such committee.

        (b) The Executive Committee shall consist of three directors, one of whom shall be a Family Director, one of whom shall be the Management Director and one of whom shall be an Independent Director. During the period of time between each regularly scheduled meeting of the Board of Directors, management decisions requiring the immediate attention of the Board of Directors may be made with the approval of a majority of the members of the Executive Committee; provided, however, that the Executive Committee shall not have the authority to approve any of the following items, all of which require the approval of the Board of Directors: (i) any action that would require approval pursuant to
Article V of these Bylaws or that would require approval of a majority of the outstanding voting power held by the stockholders entitled to vote thereon at any annual or special meeting under applicable law or under the certificate of incorporation or Bylaws of the Corporation (provided, however, that subject to applicable law, the Board of Directors shall be entitled to delegate to the Executive Committee the authority to negotiate and finalize actions, the general terms of which have been approved by the Board of Directors); (ii) any acquisition with a total aggregate consideration in excess of 2% of the Corporation's stockholders' equity calculated in accordance with generally accepted accounting principles for the most recent fiscal quarter for which financial information is available (after taking into account the amount of any indebtedness to be assumed or discharged by the Corporation or any of its subsidiaries and any amounts required to be contributed, invested or borrowed by the Corporation or any of its subsidiaries); (iii) any action outside of the ordinary course of business of the Corporation; or (iv) any other action involving a material shift in policy or business strategy for the Corporation.

        (c) The Nominating Committee shall consist of three directors, two of whom shall be Family Directors, and one of whom shall be the Management Director. All nominations of persons for election to the Board of Directors shall be made by the Nominating Committee, and the Nominating Committee shall name the directors to serve on the Board committees, pursuant to the



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qualification requirements set forth in Section 3 of this Article III. Subject to the provisions of this Section 9(c), the Nominating Committee shall be appointed by the Board of Directors. The Nominating Committee shall fulfill such other roles, with respect to the filling of vacancies and otherwise, as are set forth in these Bylaws.

        (d) The Human Resources Committee shall consist of three directors, one of whom shall be a Family Director, and two of whom shall be Independent Directors. The Human Resources Committee shall establish the compensation of all executive officers of the Corporation and shall administer all stock option, purchase and equity incentive plans.

        (e) The Audit Committee shall consist of at least three directors, at least a majority of whom shall be Independent Directors. The Audit Committee shall have the primary responsibility to: (i) recommend to the Board of Directors the firm to be employed by the Corporation as its independent auditor,
(ii) consult with the independent auditors with regard to the plan of audit,
(iii) review (in consultation with the independent auditors) the report of audit or proposed report and the accompanying management letter of the independent auditors, and (iv) consult with the independent auditors periodically, as appropriate, out of the presence of management, with regard to the adequacy of the internal controls and, if need be, to consult also with the internal auditors.

        (f) No committee of the Board of Directors shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the Bylaws of the Corporation, or authorizing any action required pursuant to these Bylaws to be authorized or approved by a majority of the entire Board of Directors; and unless the resolution of the Board of Directors, the certificate of incorporation or these Bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of capital stock by the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

        (g) The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more additional committees, each such committee to consist of one or more directors of the Corporation. Any such additional committee, to the extent provided in the resolution of the Board of Directors and subject to Section 9(f) of this Article III, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Notwithstanding the foregoing, no committee designated by the Board of Directors pursuant to this Section 9(g) shall have powers or authority which conflict with or impinge or encroach upon the powers and authority granted to the committees designated in Sections 9(b), 9(c), 9(d) or 9(e) of this Article III.

               SECTION 10. ACTION BY CONSENT. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

               SECTION 11. TELEPHONIC MEETINGS. Unless otherwise restricted by the


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certificate of incorporation or these Bylaws, members of the Board of
Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

               SECTION 12. RESIGNATION. Any director may resign at any time by giving written notice to the Board of Directors or to the secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               SECTION 13. VACANCIES. Unless otherwise provided in the certificate of incorporation, if, as a result of the death, disability, resignation or removal of a director, a vacancy is created on the Board of Directors, the vacancy shall be filled in the following manner with individuals with the following qualifications: (a) if the vacancy resulted from the death, disability, resignation or removal of a Family Director, the vacancy shall be filled by a person qualifying to be a Family Director as designated by a majority of the remaining Family Directors; (b) if the vacancy resulted from the death, disability, resignation or removal of the Management Director, the vacancy shall be filled by a person qualifying to be a Management Director as designated by the chief executive officer of the Corporation; and (c) if the vacancy resulted from the death, disability, resignation or removal of an Independent Director, the vacancy shall be filled by a person qualifying to be an Independent Director nominated by the Nominating Committee and approved by a majority of the entire Board of Directors then in office. If such vacancy on the Board of Directors also creates a vacancy on any committee thereof, the Nominating Committee shall appoint such replacement director elected in accordance with Sections 9 and 13 of this Article III to fill the committee position or positions held by his or her predecessor. If there are no Family Directors in office (in the case of filling a vacancy previously held by a Family Director), then an election of directors may be held in accordance with these Bylaws and Delaware Law.

        Unless otherwise provided in the certificate of incorporation, a vacancy created on the Board of Directors as a result of the increase in the number of directors to seven, eight or nine as provided in Section 2 of this Article III may be filled in each case in a manner consistent with the provisions of Sections 2, 3 and 13 of this Article III.

               SECTION 14. REMOVAL. Any director or the entire Board of Directors may be removed, with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding voting power of all of the shares of capital stock of the Corporation then entitled to vote generally for the election of directors, voting together as a single class, and the vacancies thus created shall be filled in accordance with Section 13 of this Article III. A Committee member shall be subject to removal from his or her position as a Committee member by the affirmative vote of a majority of the members of the Nominating Committee, and the vacancies thus created shall be filled in accordance with Sections 9 and 13 of this Article III.


               SECTION 15. COMPENSATION. Unless otherwise restricted by the certificate of incorporation or these Bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.



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                                   ARTICLE IV

                                    OFFICERS

               SECTION 1. PRINCIPAL OFFICERS. The principal officers of the Corporation shall be a chief executive officer, who shall have the power, among other things, to appoint regional officers of the Corporation, a president, one or more vice presidents, a treasurer and a secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including a chairman, a vice chairman or one or more controllers, as the Board of Directors may in its discretion appoint. One person may hold offices and perform the duties of any two or more of said officers, except that no person shall hold the offices and perform the duties of president and secretary.

               SECTION 2. ELECTION, TERM OF OFFICE AND REMUNERATION. The principal officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, disability, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

               SECTION 3. SUBORDINATE OFFICERS. In addition to the principal officers enumerated in Section 1 of this Article IV, the Corporation may have one or more assistant treasurers, assistant secretaries and assistant controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

               SECTION 4. REMOVAL. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by the Board of Directors.

               SECTION 5. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               SECTION 6. POWERS AND DUTIES. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.



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                                    ARTICLE V

                          ACTIONS REQUIRING CONSENT OF
                          APPROVING FAMILY STOCKHOLDERS

        SECTION 1. DEFINITIONS. As used in these Bylaws, the following terms shall have the meanings specified below:

        (a) "APPROVING FAMILY STOCKHOLDERS" means the following and all of their Permitted Transferees:

      - QTIP Marital Trust created under the E. Bronson Ingram Revocable Trust Agreement dated January 4, 1995

      -     Martha R. Ingram

      -     Orrin H. Ingram, II

      -     John R. Ingram

      -     David B. Ingram

      -     Robin B. Ingram Patton

      -     E. Bronson Ingram 1995 Charitable Remainder 5% Unitrust

      -     Martha and Bronson Ingram Foundation

      - Trust for Orrin Henry Ingram, II, under Agreement with E. Bronson Ingram dated October 27, 1967

      - Trust for Orrin Henry Ingram, II, under Agreement with E. Bronson Ingram dated June 14, 1968

      - Trust for Orrin Henry Ingram, II, under Agreement with Hortense B. Ingram dated December 22, 1975

      -     The Orrin H. Ingram Irrevocable Trust dated July 9, 1992

      - Trust for the Benefit of Orrin H. Ingram established by Martha R. Rivers under Agreement of Trust originally dated April 30, 1982, as amended

      - Trust for John Rivers Ingram, under Agreement with E. Bronson Ingram dated October 27, 1967

      - Trust for John Rivers Ingram, under Agreement with Hortense B. Ingram dated December 22, 1975

      -     The John R. Ingram Irrevocable Trust dated July 9, 1992


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      -     Trust for the Benefit of John R. Ingram established by Martha R.
            Rivers under Agreement of Trust originally dated April 30, 1982, as amended

      -     The John and Stephanie Ingram Family 1996 Generation Skipping Trust

      - Trust for David B. Ingram, under Agreement with Hortense B. Ingram dated December 22, 1975

      -     The David B. Ingram Irrevocable Trust dated July 9, 1992

      - Trust for the Benefit of David B. Ingram established by Martha R. Rivers under Agreement of Trust originally dated April 30, 1982, as amended

      -     David and Sarah Ingram Family 1996 Generation Skipping Trust

      - Trust for Robin Bigelow Ingram, under Agreement with E. Bronson Ingram dated October 27, 1967

      - Trust for Robin Bigelow Ingram, under Agreement with Hortense B. Ingram dated December 22, 1975

      -     The Robin Ingram Patton Irrevocable Trust, dated July 9, 1992

      - Trust for the Benefit of Robin B. Ingram established by Martha R. Rivers under Agreement of Trust originally dated April 30, 1982, as amended.

        (b) "APPROVING VOTING POWER" means, as of any date, the number of votes able to be cast pursuant to this Article V by the Approving Family Stockholders. With respect to any vote pursuant to this Article V, and as of any given date, each Approving Family Stockholder shall be entitled to cast a number of votes equal to (i) the Outstanding Voting Power, as hereinafter defined, of all capital stock of the Corporation owned of record by such Approving Family Stockholder, plus (ii) the attributed voting power set forth in Section 1(c) of this Article V.

        (c)(i) Martha R. Ingram shall be attributed and entitled to cast a number of votes equal to the Outstanding Voting Power of all capital stock of the Corporation owned by the Trust for John Rivers Ingram, under an Agreement with E. Bronson Ingram dated June 14, 1968, plus the Outstanding Voting Power of all capital stock of the Corporation owned by the Trust for David B. Ingram, under an Agreement with E. Bronson Ingram dated October 27, 1967, plus the Outstanding Voting Power of all capital stock of the Corporation owned by the Trust for the Benefit of David Bronson Ingram, dated June 14, 1968, plus the Outstanding Voting Power of all capital stock of the Corporation owned by the Trust for Robin Bigelow Ingram, under an Agreement with E. Bronson Ingram dated June 14, 1968;

        (ii) Orrin H. Ingram, II shall be attributed and entitled to cast a number of votes equal to twenty-five percent (25%) of the Outstanding Voting Power of all capital stock of the Corporation owned by the E. Bronson Ingram 1994 Charitable Lead Annuity Trust;

        (iii) John R. Ingram shall be attributed and entitled to cast a number of votes equal to twenty-five percent (25%) of the Outstanding Voting Power of all capital stock of the Corporation


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
owned by the E. Bronson Ingram 1994 Charitable Lead Annuity Trust;

        (iv) David B. Ingram shall be attributed and entitled to cast a number of votes equal to twenty-five percent (25%) of the Outstanding Voting Power of all capital stock of the Corporation owned by the E. Bronson Ingram 1994 Charitable Lead Annuity Trust; and

        (v) Robin B. Ingram Patton shall be attributed and entitled to cast a number of votes equal to twenty-five percent (25%) of the Outstanding Voting Power of all capital stock of the Corporation owned by the E. Bronson Ingram 1994 Charitable Lead Annuity Trust.

        (d) "OUTSTANDING VOTING POWER" means, as of any date, the number of votes able to be cast for the election of directors represented by all the shares of common stock of the Corporation, including the Class A common stock and the Class B common stock, par value $0.01 per share, of the Corporation.

        SECTION 2. SIGNIFICANT ACTIONS. (a) In addition to any vote required by applicable law or the certificate of incorporation, the following actions ("SIGNIFICANT ACTIONS") will not be taken by or on behalf of the Corporation without the written approval of Approving Family Stockholders, acting in their sole discretion, holding at least a majority of the Approving Voting Power held by all of the Approving Family Stockholders:

               (i) any sale or other disposition or transfer of all or substantially all of the assets of the Corporation (considered together with its subsidiaries);

               (ii) any merger, consolidation or share exchange involving the Corporation, other than mergers effected for administrative reasons of subsidiaries owned at least 90% by the Corporation which under applicable law can be effected without stockholder approval;

               (iii) any issuance (or transfer from treasury) of additional equity, convertible securities, warrants or options with respect to the capital stock of the Corporation, or any of its subsidiaries, or the adoption of any additional equity plans by or on behalf of the Corporation or any of its subsidiaries except for (A) options granted or stock sold in the ordinary course of business pursuant to plans approved by the Approving Family Stockholders or adopted prior to the initial public offering of the Corporation's capital stock, and (B) the issuance of capital stock of the Corporation valued at Fair Market Value, as hereinafter defined, in acquisitions as to which no approval is required under subsection (iv) of this Section 2 of Article V or as to which approval has been obtained under subsection (iv) of this Section 2 of
        Article V;

               (iv) any acquisition by or on behalf of the Corporation or one of its subsidiaries involving a total aggregate consideration in excess of 10% of the Corporation's stockholders' equity calculated in accordance with generally accepted accounting principles for the most recent fiscal quarter for which financial information is available (after taking into account the amount of any indebtedness for borrowed money to be assumed or discharged by the Corporation or any of its subsidiaries and any amounts required to be contributed, invested or borrowed by the Corporation or any of its subsidiaries if such contribution, investment or borrowing is reasonably contemplated by the Corporation to be necessary within 12 months after the date of the acquisition);


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

               (v) any guarantee of indebtedness of an entity other than a subsidiary of the Corporation exceeding 5% of the Corporation's stockholders' equity calculated in accordance with generally accepted accounting principles for the most recent fiscal quarter for which financial information is available;

               (vi) incurrence of indebtedness by the Corporation after the consummation of the initial public offering of the Corporation's capital stock (other than indebtedness incurred after the initial public offering of the Corporation which renews or replaces a previously existing facility so long as the aggregate amount of indebtedness is not increased) in a transaction which could be reasonably expected to reduce the Corporation's investment rating lower than one grade below the ratings of the Corporation by Moody's Investors Service ("Moody's"), Fitch Investors Service, L.P. ("Fitch") or Standard & Poor's Rating Group ("Standard & Poor's") immediately following the initial public offering, but in any event incurrence of indebtedness by the Corporation after the consummation of the initial public offering which could be reasonably expected to reduce such investment rating lower than Baa by Moody's; BBB- by Fitch; or BBB- by Standard & Poor's; and

               (vii) any other transaction having substantially the same effect as a transaction described in clauses (i) through (vi) of this Section 2(a) of Article V.

        (b) As used in Section 2(a)(iii) of this Article V, "FAIR MARKET VALUE" means with respect to the capital stock of the Corporation, as of any given date or dates, the reported closing price of a share of such class of capital stock on such exchange or market as is the principal trading market for such class of capital stock. If such class of capital stock is not traded on an exchange or principal trading market on such date, the Fair Market Value of a share of the capital stock of the Corporation shall be determined by the Board of Directors in good faith taking into account as appropriate the recent sales of the capital stock of the Corporation, recent valuations of the capital stock of the Corporation, the lack of liquidity of the capital stock of the Corporation, the fact that certain shares of the capital stock of the Corporation may represent a minority interest and such other factors as the Board of Directors shall in its discretion deem relevant or appropriate.


                                   ARTICLE VI

                               GENERAL PROVISIONS

               SECTION 1. FIXING THE RECORD DATE. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to



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any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

               (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by Delaware Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by Delaware Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

               (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

               SECTION 2. DIVIDENDS. Subject to limitations contained in Delaware Law and the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

               SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall commence on the day following the end of the preceding fiscal year of the Corporation and end on the Saturday nearest December 31 of each year.

               SECTION 4. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

               SECTION 5. VOTING OF STOCK OWNED BY THE CORPORATION. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.


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

               SECTION 6. AMENDMENTS. (a) So long as the Family Stockholders and their Permitted Transferees together hold beneficially at least 25,000,000 shares of the capital stock of the Corporation (as such number is equitably adjusted to reflect stock splits, stock dividends, recapitalizations or other transactions in the capital stock of the Corporation) (i) the stockholders may alter, amend, restate or repeal these Bylaws or any of them, or make new bylaws, only by the affirmative vote of 75 % of the votes entitled to be cast thereon at any annual or special meeting and (ii) the Board of Directors may alter, amend, restate or repeal these Bylaws or any of them, or make new bylaws, only by the affirmative vote of three-quarters (3/4) of the members of the entire Board of Directors.

        (b) Beginning on the first date on which the Family Stockholders and their Permitted Transferees together hold beneficially less than 25,000,000 shares of the capital stock of the Corporation (as such number is equitably adjusted to reflect stock splits, stock dividends, recapitalizations or other transactions in the capital stock of the Corporation) (i) the stockholders may alter, amend, restate or repeal these Bylaws or any of them, or make new bylaws, by the affirmative vote of a majority of the votes entitled to be cast thereon at any annual or special meeting and (b) the Board of Directors may alter, amend, restate or repeal these Bylaws or any of them, or make new bylaws, by the affirmative vote of a majority of the members of the entire Board of Directors.

        (c) Notwithstanding sections (a) and (b) of this Section 6 of Article VI, if the Board Representation Agreement between the Corporation and certain other persons signatory thereto dated November 6, 1996, shall be adjudicated to be void or terminated and of no further force and effect by the final, non-appealable order of a court of competent jurisdiction or shall be terminated and made to be of no further force and effect by the unanimous, written consent of the Family Stockholders and their Permitted Transferees then holding stock of the Corporation, beginning on the date such final order becomes non-appealable or the date such unanimous, written consent is delivered to the Secretary of the Corporation, as the case may be, (i) the stockholders may alter, amend, restate or repeal these Bylaws or any of them, or make new bylaws, by the affirmative vote of a majority of the votes entitled to be cast thereon at any annual or special meeting and (ii) the Board of Directors may alter, amend, restate or repeal these Bylaws or any of them, or make new bylaws, by the affirmative vote of a majority of the members of the entire Board of Directors.

Amended 5/7/97